EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 12, 2004 with respect to the consolidated financial statements of HBMC Holdings, LLC and subsidiaries and our report dated March 17, 2004, with respect to the balance sheet of HomeBanc Corp. as of March 17, 2004 (date of inception) incorporated in the Registration Statement (Form S-11 filed February 4, 2005) of HomeBanc Corp. for the registration of shares of its common stock.

Atlanta, Georgia

February 4, 2005